Exhibit 99.1

Theravance Biopharma, Inc. Reports Second Quarter 2026 Financial Results and Provides Corporate Update

•	Previously announced acquisition by Zymeworks expected to close in second half of 2026
•	YUPELRI® Collaboration Revenue increased 11% year-over-year[1], from $18.7 million to $20.7 million, driven by continued Net Sales growth and improved operating leverage
•	Organizational restructuring and cost reduction initiatives delivered 35% reduction in operating expenses year-over-year (excluding restructuring and transaction costs)
•	Q2 2026 TRELEGY net sales, reported by GSK, of approximately $1.0 billion; high confidence in achieving the $100 million 2026 milestone payment[2]
•	Quarter-end cash balance of $388 million and no debt

DUBLIN, IRELAND – AUGUST 10, 2026 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial and operational results for the second quarter of 2026.

“During the second quarter, we entered into a definitive agreement to be acquired by Zymeworks, marking the culmination of a comprehensive strategic review process and what we believe achieves the greatest value for Theravance Biopharma shareholders,” said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “At the same time, YUPELRI® delivered another strong quarter, underscoring the durability and value of our core commercial asset and the continued execution of our collaboration with Viatris. We continued to execute well against our restructuring plan and expect to close the Zymeworks transaction in the second half of 2026 subject to shareholder approval and customary closing conditions.”

Pending Acquisition by Zymeworks

On June 29, 2026, following a comprehensive strategic alternatives review process conducted by the Company's Strategic Review Committee and Board of Directors, Theravance Biopharma announced that it had entered into a definitive agreement pursuant to which Zymeworks Inc. will acquire the Company for $17.00 per share in cash, plus a contingent value right (CVR) entitling shareholders to 80% of net proceeds realized from any future license, divestiture or other monetization of ampreloxetine over the next ten years.

The transaction is expected to close in the second half of 2026, subject to approval by Theravance Biopharma shareholders and satisfaction of other customary closing conditions.

1 In the U.S., Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Payment from Royalty Pharma (RP) will be triggered if RP receives certain minimum royalty payments from GSK based on TRELEGY global net sales.

Operational Highlights

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long-acting muscarinic antagonist) bronchodilator approved in the U.S. for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Quarterly U.S. net sales of $70.7 million, recognized by Viatris, in Q2 2026, increasing 7% year-over-year (YoY) (Q2 2026 vs Q2 2025)[1] driven by customer demand growth of 10% YoY (Q2 2026 vs Q2 2025).[3]
•	Increased doses pulled through the hospital channel by 25% YoY (Q2 2026 vs Q2 2025), reflecting another excellent quarter of growth.[4]

TRELEGY

GSK reported second quarter 2026 global net sales of approximately $1.0 billion and year-to-date net sales of approximately $1.9 billion5:

•	FY 2025 global net sales of approximately $3.9 billion triggered a $50M milestone payment from Royalty Pharma, with cash received in February 2026.
•	FY 2026 global net sales of ~$3.5 billion required to trigger an additional $100M milestone payment from Royalty Pharma.

Organizational Restructuring Update

•	Following the announcement of the Company’s Phase 3 CYPRESS results in March 2026, Theravance Biopharma has made substantial progress on its organizational restructuring.
•	As an indicator of this progress, operating expenses (excluding restructuring and transaction costs) decreased 35% year-over-year in Q2 2026 compared to Q2 2025, with additional reductions expected in 2H 2026.
•	The restructuring is expected to reduce operating expenses by approximately 60%, relative to 2025 actuals of $111.1 million. The full run-rate cost savings of approximately $70 million are expected to materialize in the second half of 2026. This is expected to result in approximately $60 - $70 million of annualized cash flow (excluding restructuring and transaction costs), with the benefit expected to be realized beginning in the second half of 2026.

Second Quarter Financial Results

•	Revenue: Total revenue for the second quarter of 2026 was $20.7 million, consisting entirely of Viatris collaboration revenue. Viatris collaboration revenue increased by $2.0 million, or 11%, in the second quarter compared to the same period in 2025. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared commercial costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the second quarter of 2026 was $24.7 million which represented a 7% increase compared to the same period in 2025.

3 Source: Viatris Customer Demand (Q2’26).

4 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Jun ’26.

5 GSK-reported Net Sales in USD.

•	Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2026 were $4.7 million, compared to $10.5 million in the same period in 2025. The reduction was driven by the corporate restructuring announced in March 2026 and the ongoing wind-down of the CYPRESS clinical trial. Second quarter R&D expenses included total non-cash share-based compensation of $0.6 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the second quarter of 2026 were $14.2 million, compared to $18.4 million in the same period in 2025. The reduction was primarily driven by the corporate restructuring announced in March 2026. Second quarter SG&A expenses included total non-cash share-based compensation of $3.6 million.

•	Restructuring Expenses: Restructuring expenses for the second quarter of 2026 were $4.0 million and were comprised of severance costs and termination-related benefits. Cash restructuring expenses were $2.2 million and non-cash restructuring expenses were $1.8 million.

•	Transaction-Related Expenses: Transaction-related expenses associated with the pending acquisition by Zymeworks were $6.1 million in the second quarter of 2026 and were related to legal and financial advisory services.

•	Share-Based Compensation: Total share-based compensation expenses for the second quarter of 2026 were $6.0 million which included restructuring-related share-based compensation expenses. Excluding restructuring-related expenses, share-based compensation was $4.1 million, compared to $4.5 million in the same period in 2025. Share-based compensation expenses for the second quarter of 2026 consisted of $0.6 million for R&D, $3.6 million for SG&A, and $1.8 million related to the restructuring.

•	Net Loss: Net loss was $5.9 million in the second quarter of 2026 compared to net income of $54.8 million in the same period in 2025. The second quarter of 2025 net income was primarily due to a $75.1 million net gain on contingent milestone and royalty assets (representing the sale of our remaining interest in TRELEGY royalties in June 2025).

•	Non-GAAP Net Income (Loss) from Operations[6]: Non-GAAP net income from operations was $9.5 million in the second quarter of 2026 compared to a non-GAAP net loss from operations of $4.2 million in the same period in 2025. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $387.7 million as of June 30, 2026.

•	Shares Outstanding: The Company had 51,890,754 ordinary shares outstanding as of June 30, 2026.

Conference Call

Earnings results are being released via press release only. The Company will not host a conference call or webcast to discuss quarterly results.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

6 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less (i) share-based compensation expense, (ii) non-cash interest expense, and (iii) non-recurring revenue and income (expense) items. See the section titled "Non-GAAP Financial Measures" for more information.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales and future royalty payments, the winddown of the Company’s ampreloxetine program and the restructuring, the ability to provide value to shareholders, the Company’s regulatory strategies, and contingent milestone payments due to the Company from the sale of the Company’s TRELEGY royalty interests. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: the approval of the Company’s shareholders for the proposed transaction, which may be delayed or may not be obtained, when the contingent consideration under the CVR Agreement contemplated in connection with the proposed transaction will become payable, if at all, the risks inherent in the drug development process, including whether the development of the compound subject to the CVR Agreement contemplated in connection with the proposed transaction will be commercially successful, the risk that the expected benefits of the proposed transaction will not be realized, potential litigation relating to the proposed transaction that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, any competing offers or acquisition proposals for the Company, the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived and unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, including with respect to the Company’s collaboration with Viatris, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, risks related to potential restructuring activities in connection with the proposed transaction, including disruptions to the Company's recognition or utilization of certain tax attributes, factors that could increase the Company’s expenses beyond its expectations and any factors that could adversely affect its profitability, whether the TRELEGY milestone thresholds will be achieved, delays or difficulties in winding down clinical studies, risks of collaborating with or relying on third parties to develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting the Company are in the Company’s Form 10-Q filed with the SEC on May 7, 2026, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP metric in this press release. Theravance Biopharma believes that non-GAAP net income (loss) provides meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP net income (loss), are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net income (loss) to its corresponding measure, net income (loss). A reconciliation of non-GAAP net income (loss) to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$387,657	$315,357
Receivables from collaborative arrangements	20,381	45,539
Receivables from milestone and royalty assets	-	50,000
Other prepaid and current assets	8,624	7,564
Total current assets	416,662	418,460
Long-term marketable securities	-	11,128
Property and equipment, net	5,169	5,895
Operating lease assets	21,926	24,371
Restricted cash	836	836
Other assets	25,177	24,880
Total assets	$469,770	$485,570

Liabilities and Shareholders' Equity
Current liabilities	$30,766	$38,302
Long-term operating lease liabilities	27,774	31,758
Future royalty payment contingency	32,795	32,795
Unrecognized tax benefits	88,486	85,679
Other long-term liabilities	244	313
Shareholders' equity	289,705	296,723
Total liabilities and shareholders’ equity	$469,770	$485,570

(1)  The condensed consolidated balance sheet as of December 31, 2025 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$20,731	$18,695	$38,430	$34,083
Licensing revenue	-	7,500	-	7,500
Total revenue	20,731	26,195	38,430	41,583

Costs and expenses:
Research and development (2)	4,712	10,490	10,541	21,942
Selling, general and administrative (2)	14,176	18,430	31,896	36,800
Restructuring expenses (2) (3)	4,031	-	7,664	-
Transaction-related expenses	6,089	-	6,089	-
Total costs and expenses	29,008	28,920	56,190	58,742
Loss from operations	(8,277)	(2,725)	(17,760)	(17,159)
Net gain on realized contingent milestone and royalty assets	-	75,137	-	75,137
Interest expense (non-cash)	-	(663)	-	(1,306)
Interest income and other income, net	3,486	1,457	6,499	2,396
Income (loss) before income taxes	(4,791)	73,206	(11,261)	59,068
Provision for income tax (expense) benefit	(1,107)	(18,371)	430	(17,812)
Net income (loss)	$(5,898)	$54,835	$(10,831)	$41,256

Net income (loss) per share:
Net income (loss) per share - basic	$(0.11)	$1.09	$(0.21)	$0.83
Net income (loss) per share - diluted	$(0.11)	$1.08	$(0.21)	$0.81

Shares used to compute net income (loss) per share - basic	51,667	50,177	51,474	49,943
Shares used to compute net income (loss) per share - diluted	51,667	50,726	51,474	50,685

Non-GAAP net income (loss)	$9,467	$(4,225)	$10,106	$(12,843)

(1)  While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
YUPELRI net sales (100% recorded by Viatris)	$70,666	$66,330	$133,097	$124,674
YUPELRI net sales (Theravance Biopharma implied 35%)	24,733	23,216	46,584	43,636

(2)  Amounts include share-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Research and development	$566	$987	$1,193	$2,057
Selling, general and administrative	3,572	3,556	6,421	7,363
Restructuring expenses	1,852	-	2,880	-
Total share-based compensation expense	$5,990	$4,543	$10,494	$9,420

(3)  Restructuring expenses were comprised of:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Cash-related expenses	$2,179	$-	$4,784	$-
Non-cash related expenses	1,852	-	2,880	-
Total restructuring expenses	$4,031	$-	$7,664	$-

THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
GAAP net income (loss)	$(5,898)	$54,835	$(10,831)	$41,256
Adjustments:
Licensing revenue (1)	-	(7,500)	-	(7,500)
Net gain on realized contingent milestone and royalty assets (1)	-	(75,137)	-	(75,137)
Share-based compensation expense	5,990	4,543	10,494	9,420
Non-cash interest expense	-	663	-	1,306
Income tax expense (benefit)	1,107	18,371	(430)	17,812
Restructuring expense (excl. share-based compensation) (1)	2,179	-	4,784	-
Transaction-related expense (1)	6,089	-	6,089	-
Non-GAAP net income (loss)	$9,467	$(4,225)	$10,106	$(12,843)

(1)  Non-recurring item